                               SCHEDULE 14A INFORMATION
                                    (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                  (Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.       )

/X/ Filed by Registrant
/ / Filed by a Party other than the Registrant

Check the appropriate box:

/ / Preliminary Proxy Statement        / /  Confidential, for use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(3)92))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec 240.14a-12

                           MARQUEST MEDICAL PRODUCTS, INC.
                     (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        (NAME OF PERSONS(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-
    11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applied:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                           MARQUEST MEDICAL PRODUCTS, INC.
                              11039 EAST LANSING CIRCLE
                              ENGLEWOOD, COLORADO  80112
                               _______________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD AUGUST 22, 1996
                               _______________________

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Marquest Medical Products, Inc. (the "Company") will be held in the Summit Ballroom, Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado, on Thursday, August 22, 1996, at 10:00 a.m., Mountain Daylight Time, for the purpose of considering and voting upon:

(1) A proposal to elect eight directors of the Company to serve until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified.

(2) A proposal to amend the Incentive and Non-Qualified Stock Option Plan to increase the number of shares covered by the Plan by 500,000 shares.

(3) Such other matters as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

    Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on July 12, 1996, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                             By Order of the Board of Directors.



                             MARGARET E. VON DER SCHMIDT
                             SECRETARY
Englewood, Colorado
July 25, 1996

    PLEASE READ THE ATTACHED PROXY STATEMENT AND COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                           MARQUEST MEDICAL PRODUCTS, INC.
                              11039 EAST LANSING CIRCLE
                              ENGLEWOOD, COLORADO  80112

                                ----------------------

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD AUGUST 22, 1996

                                ----------------------


    This Proxy Statement is furnished to the stockholders of Marquest Medical Products, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1996 Annual Meeting of Stockholders and at any adjournments thereof. The Annual Meeting will be held on Thursday, August 22, 1996 in the Summit Ballroom, Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado, at 10:00 a.m., Mountain Daylight Time.

    The approximate date on which this Proxy Statement and the accompanying proxy card are first being mailed or delivered to stockholders is July 25, 1996.

                                        VOTING

GENERAL
    The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, no par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. Only stockholders of record as of the close of business on July 12, 1996 will be entitled to notice of and to vote at the Annual Meeting. On the record date, 14,206,006 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED
    The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock as to which votes are withheld or abstained will be treated as present for purposes of determining a quorum. Shares of Common Stock held by a broker or nominee that are not voted ("Broker Non Votes") will not be treated as present for purposes of a quorum. The vote required to elect the directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The affirmative note of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to adopt the amendment to the Incentive and Non-Qualified Stock Option Plan, provided that a quorum is present. Thus, with respect to the proposed amendment, abstentions and Broker Non Votes will have the same effect as negative votes since such abstentions and Broker Non Votes will be included in the denominator as present and voting at the Annual Meeting.

    Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "Broker Non Votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

    As of July 12, 1996 (the record date for the Annual Meeting), the directors and executive officers of the Company owned or controlled approximately 9,604,776 shares of Common Stock of the Company, constituting approximately 67.6% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of the election of the director nominees and amendment of the Incentive and Non-Qualified Stock Option Plan; therefore, the presence of a quorum and the election of the director nominees is reasonably assured.

PROXIES
    All properly executed proxy cards delivered pursuant to this solicitation in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders should specify their choices with regard to the election of director nominees and amendment of the Incentive and Non-Qualified Stock Option Plan on the enclosed proxy card. If no specific instructions are given, the shares represented by a signed proxy card will be voted "FOR" the election of each nominee named in Proposal 1 and the amendment described in Proposal 2 as set forth on the Proxy card. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted, at the option of the persons executing them, by giving written notice to the Secretary of the Company, by delivering a later dated proxy card or by voting in person at the Annual Meeting.

    In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees, in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares of Common Stock held by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                                PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of July 1, 1996, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each executive officer named in the Summary Compensation Table, each director and director nominee of the Company, and all directors and officers of the Company as a group; in each case based upon information furnished to the Company by the person or entity. The Company believes that each person named has sole investment and voting power with regard to the shares shown except as otherwise noted.


                                                                 SHARES BENEFICIALLY     PERCENT OF
     BENEFICIAL OWNER                 ADDRESS                        OWNED (1)              CLASS
- -------------------------------  ---------------------------  -----------------------  --------------
Scherer Healthcare, Inc.         2859 Paces Ferry Road                 13,791,192 (2)          66.35%
PRINCIPAL STOCKHOLDER            Suite 300
                                 Atlanta, Georgia 30339

Scherer Capital, LLC.            2859 Paces Ferry Road                  3,061,856 (3)          20.14%
PRINCIPAL STOCKHOLDER            Suite 300
                                 Atlanta, Georgia 30339

Robert P. Scherer, Jr.           2859 Paces Ferry Road                 16,853,048 (4)          77.36%
CHAIRMAN OF THE BOARD, CHIEF     Suite 300
  EXECUTIVE OFFICER AND          Atlanta, Georgia 30339
  PRINCIPAL STOCKHOLDER

William J. Thompson              11039 East Lansing Circle             13,816,192 (5)          66.39%
PRESIDENT, CHIEF OPERATING       Englewood, CO 80112
  OFFICER AND DIRECTOR

Charles R. Atkins III                                                           0                   (8)
DIRECTOR

Stephen A.  Lukas, Sr.                                                          0                   (8)
DIRECTOR

Jack W. Payne                                                                   0                   (8)
DIRECTOR

Kenneth H. Robertson                                                        1,000                   (8)
DIRECTOR

Mack D. Tindal                                                              2,000                   (8)
DIRECTOR

Jack L. York                                                              378,728 (6)          2.66%
DIRECTOR

All current directors and                                              17,259,776 (7)         78.95%
  officers as a group
 (8 persons)

- ------------------------

(1) The stock ownership information shown has been furnished to the Company by the named person and members of the group or obtained from information filed with the Securities and Exchange Commission. Beneficial ownership as reported in the table has been determined in accordance with applicable federal regulations and includes shares of Common Stock as to which a person possesses sole or shared voting and/or investment power and shares which may be acquired within 60 days upon the exercise of outstanding stock options, warrants and convertible securities. Certain outstanding shares may be deemed to be beneficially owned by more than one person.

(2) The shares shown include 6,580,000 shares issuable upon exercise of outstanding Common Stock purchase warrants.

(3) The shares shown include 1,000,000 shares issuable pursuant to the terms of an outstanding convertible note.

(4) The shares shown consist of the shares beneficially owned by Scherer Healthcare, Inc. and Scherer Capital, LLC. See Notes (2) and (3) above. Mr. Scherer is deemed to beneficially own such shares by virtue of his positions as Chairman of the Board, Chief Executive Officer and controlling stockholder of Scherer Healthcare, Inc. and of Scherer Capital, LLC.

(5) The shares shown include 13,791,192 shares that are beneficially owned by Scherer Healthcare, Inc. See Note (2) above. Mr. Thompson is deemed to beneficially own such shares by virtue of his position as a director and President of Scherer Healthcare, Inc. The shares shown also include 25,000 shares issuable upon exercise of outstanding stock options.

(6) The shares shown include 25,000 shares of Common Stock issuable upon exercise of outstanding stock options and 25,000 shares of restricted Common Stock issuable August 1, 1996 pursuant to Restricted Stock Units.

(7) The shares shown include 6,580,000 shares issuable upon exercise of outstanding Common Stock purchase warrants and 1,000,000 shares issuable upon conversion of an outstanding convertible note. See Notes (2), (3),
    (4) and (5) above.

(8) Represents less than one percent.


                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

NOMINEES
    The Bylaws of the Company provide that the Board of Directors shall consist of such number of members between three and eleven as the Board of Directors may determine from time to time. The Board of Directors has set the number of directors of the Company at eight. The Board of Directors has nominated the eight persons set forth below to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees is a current director of the Company and has consented to serve, if re-elected. If any nominee should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors. Information regarding the nominees is set forth below.

    Pursuant to the Omnibus Agreement dated April 12, 1993, by and between Scherer Healthcare, Inc. and Marquest Medical Products, Inc., Scherer Healthcare, Inc. has the right to designate at least 51% of the nominees for election to the Board of Directors of the Company. Scherer Healthcare, Inc. has designated Robert P. Scherer, Jr., Jack W. Payne, Mack D. Tindal, Stephen A. Lukas, Sr., Kenneth H. Robertson and William J. Thompson as nominees for election as directors of the Company.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT CHARLES R. ATKINS III, STEPHEN A. LUKAS, SR., JACK W. PAYNE, KENNETH H. ROBERTSON, MACK D. TINDAL, ROBERT P. SCHERER, JR., WILLIAM J. THOMPSON AND JACK L. YORK AS DIRECTORS OF THE COMPANY TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.


INFORMATION REGARDING NOMINEES FOR DIRECTOR

    Set forth below is certain information as of July 1, 1996 regarding the eight nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

CHARLES R. ATKINS III has been a Vice President of the Isolyser Company since 1993. From 1987 until its sale in 1993 to the Isolyser Company, he was President and a partner in Charles Atkins and Company, Ltd., a business which produced and distributed surgical procedural trays, drapes, gowns, and other disposable surgical products. He has been a director of the Company since August 1994. Mr. Atkins is 54.

STEPHEN A. LUKAS, SR. has been President, Chief Executive Officer, and a director of Goldcaps, Inc., a subsidiary of IVAX Corporation since 1992. Mr. Lukas also serves as Vice President of IVAX Corporation, Business Development and is a director of Galena A.S. in the Czech Republic. He was President and a director of Capsule Technology from its formation in 1981 until his retirement in 1991. Mr. Lukas has been a director of the Company since February 1995. Mr. Lukas also is a director of Scherer Healthcare, Inc. He is 70.

JACK W. PAYNE has been Senior Vice President of SMC/Falcone, Strategic Medical Communications, a strategic planning and creative services company, since 1995. Mr. Payne was Chairman and Chief Executive Officer of Ferro Magnetic Therapeutics Corporation, a biotechnology company, from 1993 to 1995, and Executive Vice President and Chief Operating Officer of Sequin Medical Corporation, a medical device company, from 1990 to 1993. Mr. Payne became a director of the Company in December 1995. He is 66.

KENNETH H. ROBERTSON has been Chairman of Conference-Call USA, Inc. and Vice President of Business Development of Dial Services Ltd. (communications companies) since 1988. He has also been the Managing Partner of Print Marketing Concepts, a communications company, since 1984, and the principal owner and developer of a self-storage warehouse and business incubator operation since 1977. Mr. Robertson has been a director of the Company since February 1995.
Mr. Robertson also is a director of Scherer Healthcare, Inc. and served as its President from July 1981 to June 1983. He is 61.

ROBERT P. SCHERER, JR. has been Chairman of the Board and Chief Executive Officer of the Company since February 1995. He has been the Chairman of the Board and Chief Executive Officer of Scherer Healthcare, Inc. since February 1995 and a director since 1977. Mr. Scherer is also the controlling stockholder and a director and executive officer of RPS Investments, Inc. and certain affiliated entities, including Scherer Capital, LLC., a principal stockholder of the Company. RPS Investments, Inc. and its affiliates beneficially own a majority of the common stock of Scherer Healthcare, Inc. He was Chairman of the Board, Chief Executive Officer and a director of Scherer-Storz, Inc. from its formation in January 1980 until its sale in June 1986 to American Cyanamid Company. Mr. Scherer was a director of IRT Corporation, which filed a petition under Chapter 11 of the federal bankruptcy laws in 1993. He is 63.

WILLIAM J. THOMPSON has been the Vice Chairman and Chief Operating Officer of the Company since April 1994 and President since February 1995. He has also been President and Chief Operating Officer and a director of Scherer Healthcare, Inc. since 1984. He has been a Director of the Company since August 1993. Mr. Thompson is 62.

MACK D. TINDAL has been a private investor since his retirement in1981. Previously, Mr. Tindal was President of First Texas Pharmeceuticals from 1964-1978 until its sale to Scherer Healthcare, Inc. when it was renamed Scherer Laboratories. Mr. Tindal served as President of Scherer Laboratories from 1978 to 1979 and President of Aloe Creme Laboratories from 1979 to 1981. Mr. Tindal became a director of the Company in December 1995. He is 75.

JACK L. YORK has been President of Shelbourne, Wallace, York, Inc., a construction company, since 1993. He was President of Angel of Mercy, Inc., an ambulance service business from 1974 until 1996. He was President of York Medical Supply, a wholly-owned subsidiary of the Company until it was sold in February 1992. Mr. York became a Director of the Company in 1988, resigned in April 1993 and was reelected in June 1993. He is 51.


                  COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established a Compensation Committee and an Audit Committee. During the fiscal year ended March 30, 1996, the Board of Directors met eight times, the Compensation Committee met twice, and the Audit Committee met jointly with the Board of Directors eight times. All directors, except Stephen Lukas, attended at least 75% of all meetings of the Board or Committee on which such director served; Mr. Lukas attended 50% of the Board meetings during fiscal 1996.

    The Compensation Committee is responsible for administering employee benefit plans and approving the awards of stock options to employees of the Company. The Compensation Committee is comprised of Stephen A. Lukas, Sr. and Jack L. York.

    The Audit Committee is responsible for reviewing the adequacy of the Company's system of internal financial controls, recommending to the Board of Directors the appointment of independent auditors and evaluating their proposed audit scope, performance and fee arrangement, conducting a post-audit review of the Company's financial statements and audit findings in advance of publication, and reviewing in advance proposed changes in the Company's accounting methods. The committee is comprised of all members of the Board of Directors.

    Executive officers of the Company and of Scherer Healthcare, Inc. who serve on the Board of Directors of the Company do not receive compensation for Board or committee participation but are reimbursed for expenses incurred. Other Directors receive a $5,000 annual retainer, $500 for each Board meeting attended, $250 for each telephonic meeting and $250 for each committee meeting attended. Expenses of travel to meetings are reimbursed by the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
    Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission ("SEC") thereunder, require the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock, as well as affiliates of such persons, to file reports of ownership and changes in ownership of the Company's stock with the SEC and National Association of Securities Dealers, Inc. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

    Based solely upon a review of the copies of such reports and written representations that no other reports were required for such persons, the Company believes that during the fiscal year ended March 30, 1996, its executive officers, directors and persons owning more than ten percent of the Company's stock complied with all applicable Section 16(a) filing requirements, except Mr. Tindal and Mr. Payne each filed one report late, their initial reporting upon election as director.

                                      PROPOSAL 2

    The Board of Directors believes that the Company's long-term success depends a great deal upon its ability to attract, retain and encourage dedicated, competent and resourceful management, key employees and consultants. In furtherance of these goals, the Board of Directors originally adopted on November 14, 1987, the Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan (the "Plan"). The Plan was approved by the Company's stockholders on August 19, 1988. On August 26, 1993, the stockholders approved an increase in the number of shares eligible to participants from 750,000 to 1,250,000.

    The description that follows outlines some of the key features of the Plan. The Board does not propose any changes to the Plan other than the amendment to increase the number of shares authorized from 1,250,000 to 1,750,000, an increase of 500,000 shares. As this increase is a significant change to the Plan, the amendment requires approval of the stockholders.

    The Plan provides that the Company may grant Stock Options to purchase shares of the Company's Common Stock to selected employees of the Company and subsidiaries of the Company whose wages are subject to withholding of federal income tax, to consultants and other individuals, collectively referred to as Independent Contractors, in order to give such persons added incentive to continue in the service of the Company and a more direct interest in the future success of its operations. As of March 30, 1996, Stock Options covering 605,000 shares of Common Stock were outstanding, 277,273 shares of Common Stock had been issued upon exercise of Stock Options and 367,727 shares remain available for grant pursuant to the Plan. The proposed amendment would increase by 500,000 the number of shares of Common Stock available for grant of Stock Options under the Plan and would provide sufficient shares for grants under the Plan through November 13, 1997, the date on which the Plan terminates. Participation in the Plan is available to all officers, key employees and others, who in the opinion of the Compensation Committee of the Board of Directors, are in a position to make a significant contribution to the success of the Company.

    ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors the ("Committee"). The Plan vests broad powers in the Committee to administer and interpret the Plan, including the authority to select the Participants (as defined below) to be granted Stock Options, and to prescribe all terms and conditions (not otherwise specified by the Plan) of each grant under the Plan.

    ELIGIBILITY. The Committee may grant Stock Options to employees (including officers) of the Company or any subsidiary, and to consultants of the Company or other individuals upon whose judgment, initiative and efforts, in the opinion of the Committee, the Company or subsidiary are, or will become, largely dependent for the successful conduct of their business ("Eligible Employees"). The Committee will select from among Eligible Employees the individuals who will receive grants of Stock Options under the Plan (the "Participants"). The selection of Eligible Employees and Participants and the amount of the grants are discretionary and, therefore, it is not possible to determine the number of Participants in the Plan to whom grants will be made or the amount of such grants.

    AMENDMENT AND TERMINATION. The Board of Directors may amend or discontinue the Plan at any time but such action may not, without the consent of the Participants, adversely affect their rights or obligations under outstanding Stock Options. No amendment, without the approval of the Company's stockholders, may alter the Plan so as to increase the total number of shares of Common Stock that may be awarded under the Plan, materially increase the benefits accruing under the Plan or materially change the basis for eligibility in the Plan. In the event of any change in the outstanding Common Stock of the Company, by reason of a stock dividend, combination of shares, reorganization, merger or similar event, the maximum number of shares of Common Stock that may be distributed under the Plan, and the number of shares of Common Stock covered by outstanding Stock Options, will be adjusted as the Committee in its discretion deems necessary to prevent an increase or decrease in the economic value of grants made under the Plan.

    TERM OF PLAN. The Plan will terminate on November 13, 1997, unless terminated before that date by action of the Board of Directors. Stock Options outstanding at the termination of the Plan may continue to be exercised until they expire in accordance with their terms.

    STOCK OPTION TERMS. Under the Plan, the Committee may grant Stock Options to Participants. Each Stock Option granted pursuant to the Plan will be evidenced by an agreement incorporating the terms and conditions described below and such other terms and conditions, not inconsistent with the Plan, as the Committee deems advisable. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Options, in the sole discretion of the Committee. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Participant, at the same time or at different times. Incentive Stock Options are subject to limitations restricting the aggregate dollar value exercisable during a calendar year by a Participant. The terms and conditions imposed under the Plan on Stock Options, including these limitations, are described generally below.

    (1) OPTION PRICE. The exercise price for an Incentive Stock Option granted under the Plan will be 100% of the fair market value of the Common Stock to which such option relates on the date the option is granted. Incentive Stock Options granted under the Plan to a Participant who at the time owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary must have an option price equal to at lease 110% of the fair market value of the underlying Common Stock on the date of grant.

    The exercise price for a Non-Qualified Stock Option granted under the Plan will be determined by the Committee, and may be less than the fair market value of the Common Stock on the date the Non-Qualified Stock Option is granted.

    (2) EXERCISABILITY. Stock Options will have a maximum term fixed by the Committee not to exceed seven years from the date of grant. A Stock Option may be exercisable immediately, or in installments during its term, as determined by the Committee.

    (3) MANNER OF EXERCISE AND PURCHASE. A Participant may exercise a Stock Option by delivering written notice of exercise to the Company at the Company's principal office. The payment of the exercise price may be made in cash or, in the Committee's discretion, may be made by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Common Stock or of a loan from the broker to the Participant necessary to pay the exercise price.

    At the time a Participant exercises a Stock Option, the Participant must also pay to the Company any amount the Company is required by law or regulation to collect for tax withholding or other purposes.

    (4) INCENTIVE STOCK OPTION VALUE LIMITATION. The aggregate fair market value (determined as of the time the option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under the Plan or other plans of the Company and subsidiaries) may not exceed $100,000.

    (5) SALE OF INCENTIVE STOCK OPTION STOCK. In the event that any participant made a disposition of any Common Stock acquired upon the exercise of an Incentive Stock Option within two years after the option was granted or within one year from the date on which the option was exercised, the Participant must send written notice to the Company of the date of such disposition, the numbers of shares disposed of, the amount of proceeds received from the disposition, and any other information relating to the disposition that the Company reasonably requests, and must also make appropriate arrangements with the Company for any required tax or other withholding.

    (6) STOCKHOLDER RIGHTS. A Participant will not have any rights of a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant has exercised the option, paid the option exercise price and become a holder of record of the purchased shares.

    (7) TERMINATION OF OPTIONS. Any Stock Option granted under the Plan to a Participant will immediately terminate in the event that the Participant's employment is terminated with the Company and all subsidiaries for "cause", as determined by the Company. If a Participant's employment terminates for any other reason (other than death or disability), the Participant may exercise the Stock Option within three months after the termination of employment, but only as to the shares of Common Stock as to which the option had become exercisable on or before the date of termination of employment. If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) within the option period, the option may be exercised within one year following termination of employment because of disability. In such a case, the option may be exercised only as to the shares as to which the option had become exercisable on or before the date of the Participant's termination of employment. If the Participant dies during the option period while still employed or within the three-month period following termination of employment other than for cause referred to above, the option may be exercised by those entitled to do so under the Participant's will or by the laws of descent and distribution within the one year following the Participant's death, but not thereafter. In such a case, the option may be exercised only as to the shares as to which the option had become exercisable on or before the date of the Participant's death.

    (8) TRANSFERABILITY. No right or interest of any Participant in a Stock Option granted under the Plan is assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily. In the event of a Participant's death, his rights and interest in any Stock Option will be transferable by will or the laws of descent and distribution, and exercise of any such option may be made by the Participant's legal representatives, heirs or legatees, if permitted under the terms of the Stock Option.

    STOCK SUBJECT TO THE PLAN. Under the Plan, as amended, 1,250,000 shares of Common Stock were made available to be issued upon exercise of Incentive or Non-Qualified Stock Options. The proposed amendment will increase this amount to 1,750,000, an increase of 500,000 shares.

    Shares of Common Stock available for issuance under the Plan will consist of authorized but unissued shares not reserved for other purposes.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid or accrued during the three fiscal years ended March 30, 1996, to the Company's Chief Executive Officer during fiscal 1996 and each of the other executive officers of the Company whose compensation for fiscal 1996 exceeded $100,000 (the "named executive officers").

                              SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                  ANNUAL COMPENSATION                         ------------
                                 --------------------------------------------------------      SECURITIES
         NAME AND                                                         OTHER ANNUAL         UNDERLYING            ALL OTHER
    PRINCIPAL POSITION             YEAR   SALARY($)   BONUS ($)          COMPENSATION($)       OPTIONS (#)         COMPENSATION ($)
- ------------------------------   ------ -----------  ----------- ------------------------------------------     --------------------
Robert P. Scherer, Jr. (1)        1996      --          --                     --                  --                   --
Chairman of the Board and         1995      --          --                     --                  --                   --
Chief Executive Officer           1994      --          --                     --                  --                   --
William J. Thompson (2)           1996      --          --                     --                   75,000              --
President and Chief Operating     1995      --          --                     --                  --                   --
Officer                           1994      --          --                     --                   25,000              --

- -----------------------
(1) Mr. Scherer was elected as Chairman of the Board and Chief Executive Officer in February 1995 and receives no salary or bonus compensation from the Company. Mr. Scherer also serves as Chairman of the Board and Chief Executive Officer of Scherer Healthcare, Inc. Mr. Scherer devotes a substantial portion of his professional time to matters other than the Company, including Scherer Capital, LLC. which beneficially owns 20.14% of the Company's Common Stock. See "Related Party Transactions."

(2) Mr. Thompson receives no salary or bonus compensation from the Company, but is compensated as President, Chief Operating Officer and a director of Scherer Healthcare, Inc., an affiliate of the Company. The Company accrued approximately $102,000 and $96,000 during fiscal 1996 and 1995, respectively, payable to Scherer Healthcare, Inc., for the services of Mr. Thompson. Mr. Thompson devotes substantially all of his professional time to the Company. See "Related Party Transactions."

STOCK OPTION PLAN

    The Company maintains the Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan to attract and retain key executive personnel and advisors, and to encourage their continued employment with and service to the Company.

    The following table sets forth information regarding (i) the number of shares of the Company's Common Stock underlying stock options granted during fiscal 1996 to each named executive officer, (ii) the percent the grants represent to total options granted to all employees during the fiscal year,
(iii) the per share exercise price of the options, (iv) the expiration dates of the options, and (v) the potential realizable value of each grant of options assuming the market price of the Company's Common Stock appreciates from the date of grant to the end of the term at a 5% and a 10% annualized rate.


                                                   OPTION GRANTS IN LAST FISCAL YEAR
                                                                                          POTENTIAL REALIZABLE
                                          % OF TOTAL                                        VALUE AT ASSUMED
                         NUMBER OF         OPTIONS                                       ANNUAL RATES OF STOCK
                         SECURITIES       GRANTED TO    EXERCISE OR                      PRICE APPRECIATION FOR
                         UNDERLYING       EMPLOYEES     BASE PRICE                            OPTION TERM (1)
                          OPTIONS         IN FISCAL        PER          EXPIRATION     --------------------------
       NAME              GRANTED (#)        YEAR       SHARE ($/SH)        DATE            5%             10%
- -----------------------  --------------  ------------ ---------------  -------------   --------------------------
William J. Thompson         75,000(2)         24.4%          0.6875       12/15/02       $20,993         $48,938

- ---------------------
(1) The potential realizable value was calculated based on the grant-date valuation method assuming (i) the options were 100% vested on the date of grant and (ii) that the market price of the Company's Common Stock appreciates from the date of grant to the expiration of the options at a 5% and a 10% annualized rate.

(2) Mr. Thompson will vest one-third of the options on December 15, 1996, 1997 and 1998.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END VALUES

    During Fiscal 1996, no stock options were exercised. The following table sets forth information as of March 30, 1996 with respect to (i) the number of shares covered by options (both exercisable and unexercisable) held by each named executive officer and (ii) the respective value for "in-the-money" options which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at March 30, 1996.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END OPTION VALUES


                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                                                        OPTIONS AT                      IN-THE-MONEY OPTIONS
                          # SHARES                                  FISCAL YEAR END (#)              AT FISCAL YEAR END ($)(1)
                          ACQUIRED             VALUE        ----------------------------------------------------------------------
       NAME              ON EXERCISE         REALIZED ($)     EXERCISABLE        UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
- ---------------------  ---------------     ---------------  --------------     ----------------  --------------  -----------------
William J. Thompson          --                 --                 25,000               75,000        --                 $65,625


- ----------------------
(1) The dollar value is determined by subtracting the option exercise price from the per share fair market value of the Company's Common Stock as of March 30, 1996 as reported on the Nasdaq SmallCap Market.

REPORT ON REPRICING OF OPTIONS

    The following table sets forth information with respect to the repricing of options during the last ten completed fiscal years granted to any named executive officer of the Company. A report of the Compensation Committee following the table sets forth information with respect to the repricing of options held by the named executive officers in the last completed fiscal year.

                              TEN-YEAR OPTION REPRICINGS



                                                                                                                         LENGTH OF
                                            # OF SECURITIES       MARKET PRICE                                            ORIGINAL
                                              UNDERLYING            OF STOCK         EXERCISE PRICE                     OPTION TERM
                                                OPTIONS            AT TIME OF          AT TIME OF           NEW          REMAINING
                                              REPRICED OR         REPRICING OR        REPRICING OR        EXERCISE       AT DATE OF
       NAME                    DATE           AMENDED (#)         AMENDMENT ($)       AMENDMENT ($)         PRICE        REPRICING
- -----------------------    -------------  --------------------  ------------------  -------------------  ------------  -------------

William J. Thompson          12/15/95           75,000               $0.69              $1.19               $0.69        81 months
President, Chief Operating
  Officer and Director

Charles M. Obermeyer          6/11/93           30,000               $2.00              $3.94               $2.00        80 months
Former President & CEO
(Until April 4, 1994)

C. Richard Piazza             4/28/93           30,000               $1.50              $6.75               $0.75        76 months
Former President & CEO
(Until May 6, 1993)


             COMPENSATION COMMITTEE REPORT ON REPRICING OF STOCK OPTIONS

    On September 8, 1995, the Compensation Committee granted 280,500 options to thirteen management and key employees, including Mr. Thompson at $1.19, the market price on the date of the grant. After that date, the financial performance of the Company adversely impacted the price of the Company's Common Stock. In order to provide incentive and retain these employees of the Company's, the Committee canceled the options granted on September 8, 1995 and replaced them with a like number of options at $0.69, the market price of the Company's Common Stock on December 15, 1995, the date of the grant.

                             Compensation Committee

                             Jack L. York
                             Stephen A. Lukas, Sr.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the fiscal year ended March 30, 1996, the Compensation Committee met twice. The Compensation Committee is composed of Stephen A. Lukas, Sr. and Jack
L. York. Robert P. Scherer, Jr., Chairman and Chief Executive Officer, is compensated by Scherer Scientific, Ltd., a company controlled by Mr. Scherer. William J. Thompson, President and Chief Operating Officer, is compensated by Scherer Healthcare, Inc., an affiliate of the Company. Neither Mr. Scherer nor Mr. Thompson receive any direct cash compensation from the Company. The Compensation Committee's responsibilities with respect to executive compensation for all executive officers has been limited to long-term incentive compensation under the stock option plan.

    The Compensation Committee has furnished the following report for Fiscal
1995.

COMPENSATION PHILOSOPHY
    The objectives of the Company's executive compensation program are to provide a level of compensation which will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and stockholder value.

    STOCK OPTION AWARDS. Stock options are granted to executive officers and to other employees on a periodic basis, with vesting typically over several years. Awards are made at a level which is considered to provide a meaningful incentive to and to retain the executive officers.


                             Compensation Committee

                             Jack L. York
                             Stephen A. Lukas, Sr.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1996 and prior periods, Scherer Healthcare, Inc. made loans to the Company. Robert P. Scherer, Jr. is Chairman, Chief Executive Officer and a Director of both the Company and Scherer Healthcare, Inc. ("Scherer"). Mr. Scherer receives no direct compensation from either the Company or Scherer. William J. Thompson is the President, Chief Operating Officer and a Director of both the Company and Scherer. Mr. Thompson is compensated by Scherer for his services as President and Chief Operating Officer of Scherer. Stephen A. Lukas, Sr., a Director of the Company and Scherer, serves on the Compensation Committee of both the Company and Scherer.

                              RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH SCHERER HEALTHCARE, INC.

    In April 1993, the Company sold its Arterial Blood Gas ("ABG") product line to Scherer Healthcare, Inc. ("Scherer") for $4.5 million in cash and agreed to a six year lease back of the product line for a royalty of 3.25% of net product line sales. The Company has the option to repurchase the product line for $4.5 million plus $22,500 for each month elapsed between the sale and repurchase.
The option to repurchase, originally expiring on May 31, 1996, was extended by Scherer and the Company until June 15, 1999. During fiscal year 1996, the royalties on the net ABG sale totaled $346,000.

    During fiscal year 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer in exchange for an 8% note, maturing on March 31, 1999. The note was convertible, in whole or in part, into Marquest Common Stock at a rate of $0.75 per share. In May 1994, pursuant to the note agreement, Scherer converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's Common Stock. In March 1996, Scherer converted the remaining balance on the note of approximately $1,852,000 into 2,645,143 shares of the Company's Common Stock at a rate of $0.70 per share. During fiscal 1996, the Company expensed approximately $150,000 of interest related to the Company's note payable to Scherer.

    On June 15, 1994, the Company entered into a Management Services Agreement with Scherer whereby Scherer provided certain management services, including financial, administrative and marketing services to the Company. The Company accrued for payment to Scherer approximately $29,000 per month, beginning in June 1994 through March 1995, an aggregate of approximately $304,000. During fiscal 1996, subsequent to the expiration of the Management Services Agreement, the Company reimbursed Scherer only for the services of Mr. Thompson as President and Chief Operating Officer of the Company. The Company expensed approximately $102,000 during fiscal 1996 for these services.

    In March 1996, the Company accepted a proposal to exchange the unpaid accrued interest on the above 8% note payable to Scherer of $487,000 as well as management fees owed to Scherer of $376,000 for 1,232,716 shares of the Company's Common Stock at a rate of $0.70 per share.

TRANSACTIONS WITH SCHERER CAPITAL, LLC.

    In December 1995, Scherer Capital LLC. ("Scherer Capital"), a company controlled by Robert P. Scherer, Jr., and the Company signed a short-term promissory note enabling the Company to borrow a maximum of $1,800,000, of which $1,100,000 was borrowed in December 1995. The note was secured by the Company's inventory and accounts receivable and was due February 1996. The Company repaid $400,000 of the borrowings in January 1996 and the balance, or $700,000, was repaid from borrowings under a Loan and Security Agreement (the "Loan Agreement") signed by the Company and Scherer Capital on March 28, 1996. The Loan Agreement enables the Company to borrow a maximum of $1,500,000 at an interest rate of 1.5% over prime, adjusted quarterly. Any amounts borrowed under the Loan Agreement, $700,000 at March 30, 1996, are represented by Convertible Notes due April 1, 2001 (the "Notes"). Pursuant to the Loan Agreement, the Notes are secured by inventory and equipment and are convertible at the option of Scherer Capital into shares of the Company's Common Stock at a conversion price of $0.70 per share. Additionally, on March 29, 1996, Scherer Capital purchased 2,061,856 shares of the Company's Common Stock for an aggregate purchase price of $1,000,000.

    The above transactions with Scherer and Scherer Capital were approved by an independent committee of the Board of Directors who obtained a fairness opinion from an investment banking firm.

                        SHAREHOLDERS RETURN PERFORMANCE GRAPH

    The Company's Common Stock is listed for trading on The Nasdaq SmallCap Market under the symbol "MMPI." The price information reflected for the Company's Common Stock in the following performance graph and accompanying table is based upon the closing sales prices of the Common Stock on the dates indicated assuming a $100.00 investment on March 30, 1991. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 30, 1991. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

                             1991    1992    1993    1994    1995    1996

Marquest Medical . . . . . . 100     135      24      31       5      23

Nasdaq Stock Market (US) . . 100     127     147     158     176     238

Nasdaq Health Services . . . 100     136     133     175     202     243


                COMPARISON OF CUMULATIVE FIVE-YEAR SHAREHOLDER RETURN

                                       [GRAPH]

                                 INDEPENDENT AUDITORS

    The Board of Directors of the Company anticipates appointing the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending March 29, 1997. Arthur Andersen LLP has served as independent auditors for the Company since 1985 and is considered by the management of the Company to be well qualified. Representatives of Arthur Andersen LLP will be present at the Annual Meeting.


                   STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its headquarters in Englewood, Colorado on or before March 28, 1997, to be eligible for inclusion in the Company's proxy materials and to be voted upon at that meeting.


                OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the proxy cards in accordance with their judgment of what is in the best interest of the Company.


Englewood, Colorado
July 25, 1996


    The Company's 1996 Annual Report, which includes audited financial statements, has been mailed to all stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.


                                      IMPORTANT

    IN ORDER TO ASSURE THE PRESENCE OF A QUORUM OF STOCKHOLDERS AT THE ANNUAL MEETING, PLEASE SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. PLEASE SIGN (DO NOT PRINT) NAME EXACTLY AS IT APPEARS ON THE ENCLOSED PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE. PLEASE HAVE AN AUTHORIZED OFFICER WHOSE TITLE IS INDICATED SIGN FOR CORPORATIONS, CHARITABLE INSTITUTIONS, AND GOVERNMENTAL UNITS. FOR PARTNERSHIPS, PLEASE HAVE A PARTNER SIGN AND INDICATE PARTNERSHIP STATUS.

REVOCABLE PROXY
                                     COMMON STOCK
                           MARQUEST MEDICAL PRODUCTS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         1996 ANNUAL MEETING OF STOCKHOLDERS



    The undersigned hereby appoints Margaret Von der Schmidt and Sara Clendenning, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Marquest Medical Products, Inc. (the "Company") which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of the Company, to be held at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood Colorado, at 10:00 a.m., Mountain Daylight Time, and at any and all adjournments thereof, as indicated below.



             (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSALS

                                                            Please mark   [ X ]
                                                            your votes as
                                                            indicated in
                                                            this example


1) Elect as directors the eight nominees listed below to serve until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

    FOR ALL NOMINEES LISTED       WITHHOLD AUTHORITY
    below (except as marked       to vote  for all nominees
    to the contrary below)        listed below.
    [   ]                         [   ]

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

    Charles R. Atkins III, Stephen Lukas, Sr., Jack W. Payne, Kenneth H. Robertson, Robert P. Scherer, Jr., Mack D. Tindal, William J. Thompson and Jack L. York


2) Amend the Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan to increase the number of shares of Common Stock as to which options may be granted from 1,250,000 to 1,750,000.

      YES            NO
    [   ]          [   ]

3) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.


              This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" the proposals listed on this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

              The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

                                                           YES       NO
              Do you plan to attend the Annual Meeting?  [   ]     [   ]

              PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
              CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Signature(s)                                     Dated:              , 1996
             ----------------------------------          -------------
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.